UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

RENOVARO BIOSCIENCES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if
other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

RENOVARO BIOSCIENCES INC.

SUPPLEMENT TO PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 25, 2024

On September 29, 2023, Renovaro Biosciences Inc., a Delaware corporation (“Renovaro”), announced its entry into a Stock Purchase Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), dated as of September 28, 2023, with GEDi Cube Intl Ltd., a private company formed under the laws of England and Wales (“GEDi Cube”), the sellers party thereto (together with the other shareholders of GEDi Cube who deliver to Renovaro a joinder to the Purchase Agreement, the “Sellers” and each, a “Seller”), and Yalla Yalla Ltd., a private limited liability company registered and incorporated under the laws of Malta, in its capacity as the representative of the Sellers (the “Sellers’ Representative”), pursuant to which Renovaro will acquire all of the issued and outstanding shares and other equity interests of GEDi Cube from the Sellers after which GEDi Cube will become a wholly-owned subsidiary of Renovaro (the “Transaction”).

In connection with the Transaction, on December 22, 2023, Renovaro filed a preliminary proxy statement on Schedule 14A (the “Preliminary Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). On January 3, 2024, Renovaro filed a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement” and, together with the Preliminary Proxy Statement, the “Proxy Statement”) with the SEC. The Proxy Statement relates to the special meeting of stockholders of Renovaro to be held on January 25, 2024 (the “Special Meeting”), to consider, among other matters, proposals relating to the Transaction.

Since the filing of the Preliminary Proxy Statement, 10 purported stockholders of Renovaro sent demand letters (the “Demand Letters”) to Renovaro relating to the disclosures in the Proxy Statement, one of which attached a draft unfiled complaint from the purported stockholder. In general, the Demand Letters allege that Renovaro and/or the members of its board of directors omitted or misstated material information in the Proxy Statement that was required to be disclosed to the Company’s stockholders in order for them to make a fully informed voting decision with respect to the Share Issuance Proposal and the Transaction. The Demand Letters demand that Renovaro immediately make corrective disclosures in an amendment or supplement to the Proxy Statement.

Renovaro believes that the allegations in the Demand Letters are meritless and that no additional disclosure is required in the Proxy Statement. However, in order to avoid the potential burden, inconvenience, cost and distraction related to the allegations in the Demand Letters, and to preclude any efforts to delay the closing of the Transaction, Renovaro hereby voluntarily amends and supplements the Proxy Statement with the supplemental disclosures (the “Supplemental Disclosures”) set forth below in this communication. Renovaro and its board of directors deny any liability or wrongdoing in connection with the Proxy Statement, and nothing in this communication should be construed as an admission of the legal necessity or materiality under applicable laws of any of the Supplemental Disclosures.

SUPPLEMENTAL DISCLOSURES TO PROXY STATEMENT

The Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety and is available free of charge on the SEC’s website at http://www.sec.gov. Page number references below are to page numbers in the Proxy Statement, and capitalized terms used but not defined herein have the meanings set forth in the Proxy Statement. To the extent the information in the Supplemental Disclosures differs from or conflicts with the information contained in the Proxy Statement, the information set forth in the Supplemental Disclosures shall be deemed to supersede the respective information in the Proxy Statement. Underlined text shows text being added to a referenced disclosure in the Proxy Statement.

The disclosure on page 55 of the Proxy Statement in the section entitled “The Transaction-Background of the Transaction” is hereby supplemented by adding a sentence to the end of the 3rd paragraph as follows (with new text underlined):

During late June 2023 and early July 2023, Dr. Dybul had discussions with the senior management of a biotech company (“Party A”) with, among other assets, advanced pre-clinical potential mRNA vaccines for two infectious diseases with sizeable potential commercial markets. Party A was in the midst of a sale process and was looking to sell, license or otherwise partner these products to Renovaro. Because of the market size and complementarity to Renovaro’s pipeline, on July 6, 2023, management began working on strategies to secure funding of Renovaro’s acquisition of Party A and discussions were held with potential investor relations consultants regarding such strategies. On July 16, 2023, Party A and Renovaro executed a confidentiality agreement in connection with the potential acquisition by Renovaro of Party A and such confidentiality agreement did not contain a so-called “don’t ask-don’t waive” standstill provisions which would limit Renovaro’s ability to discuss a transaction with other potential strategic partners.

The disclosure on page 56 of the Proxy Statement in the section entitled “The Transaction-Background of the Transaction” is hereby supplemented by adding a sentence near the end of the 1st paragraph as follows (with new text underlined):

Dr. Dybul also advised the Renovaro Board on the potential opportunity with GEDi Cube, including GEDi Cube’s technology, senior management, possible synergies, strategic rationale and considerations in evaluating a potential business combination transaction. Dr. Dybul discussed how GEDi Cube’s technology could be used by Renovaro for its clinical studies and how Renovaro data could be used to improve GEDi Cube’s machine learning technology. The Renovaro Board and management also discussed the terms of the LOI. A representative of K&L provided the Renovaro Board with an overview of the terms of the LOI. Following discussion, the Renovaro Board directed management to continue negotiations on the LOI with GEDi Cube on the terms previously reviewed by and discussed with the Renovaro Board at the meeting. In addition, the Renovaro Board approved the change in the Company’s name to Renovaro Biosciences Inc.

The disclosure on page 57 of the Proxy Statement in the section entitled “The Transaction-Background of the Transaction” is hereby supplemented by revising the 5th paragraph as follows (with new text underlined):

On September 27, 2023, the Renovaro Board held a meeting at which members of Renovaro management and representatives of K&L were present. Representatives from K&L reviewed with members of the Renovaro Board the status of due diligence and the status of the negotiations on the definitive agreement, including the probability that less than 100% of the shareholders of GEDi Cube would sign the definitive agreement, but that the Stock Purchase Agreement would contain a condition to closing that 100% of the stockholders sign joinders prior to closing. The Renovaro Board asked questions and provided feedback and direction to Renovaro management on these matters. Dr. Dybul provided a summary to the Renovaro Board of the information contained in a valuation report which GEDi Cube obtained on the valuation of itself, which was prepared for GEDi based on information provided by GEDi. The valuation report estimated the value of GEDi to be $225 million, but due to the fact that GEDi generated no revenue and had no projections, the Renovaro Board did not give any weight to the valuation as it was calculated based on a comparison to just one prior transaction in the market. Dr. Dybul also provided a summary of the conclusions of the Due Diligence Report. Dr. Dybul reported that the consultant who prepared the report had confidence in the viability and the potential for commercialization of GEDi Cube’s technology and platform. The Renovaro Board asked questions of Dr. Dybul regarding these diligence matters and ultimately determined that it had a basis to move forward with the transaction given the timing and financial constraints facing the Company in the short-term. Representatives of K&L then discussed, in response to questions from the Renovaro Board, certain financial terms of the Stock Purchase Agreement (including the 50%/50% split of the ownership of the post-closing combined entity and the possible change in the Renovaro stock price between signing of the LOI and closing). After discussion, the Renovaro Board directed management to continue negotiation of the Stock Purchase Agreement and that the Renovaro Board would reconvene to consider the revised definitive agreement.

The disclosure on page 57 of the Proxy Statement in the section entitled “The Transaction-Background of the Transaction” is hereby supplemented by adding a new paragraph at the end of the section as follows (with new text underlined):

On January 10, 2024, the Renovaro Board held a meeting at which members of Renovaro management and representatives of K&L were present. Representatives from K&L reviewed with members of the Renovaro Board the closing condition that the Renovaro Board receive a fairness opinion from an investment bank as to the consideration being paid in the Transaction. The Renovaro Board determined that due to the lack of financial projections regarding GEDi Cube, a fairness opinion would not be meaningful and directed Renovaro management to waive the closing condition.

The disclosure on page 65 of the Proxy Statement in the section entitled “Board of Directors and Officers of the Combined Company” is hereby supplemented by adding a new sentence at the end of the section as follows (with new text underlined):

The parties did not discuss expectations regarding post-closing employment for Renovaro’s management or the composition of the combined company’s board of directors until after the financial terms of the transaction were agreed upon.

Additional Information and Where to Find It

This communication relates to the proposed Transaction involving Renovaro and may be deemed to be solicitation material in respect of the proposed Transaction. In connection with the proposed Transaction, Renovaro has filed relevant materials with the SEC, including the Proxy Statement. Promptly after filing the Proxy Statement with the SEC, Renovaro mailed the Proxy Statement and a proxy card to each Renovaro stockholder entitled to vote at the Special Meeting. This communication is not a substitute for the Proxy Statement or for any other document that Renovaro may file with the SEC or send to Renovaro’s stockholders in connection with the proposed Transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF RENOVARO ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RENOVARO, THE PROPOSED TRANSACTION AND RELATED MATTERS. Matters related to the proposed Transaction will be submitted to Renovaro’s stockholders for their consideration at the Special Meeting. The Proxy Statement was mailed on or about January 4, 2024 to Renovaro’s stockholders of record as of the close of business on December 29, 2023. Investors and security holders are able to obtain free copies of the Proxy Statement and other documents filed by Renovaro with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Renovaro with the SEC will also be available free of charge on Renovaro’s website at http://www.renovarobio.com or by contacting Renovaro at Renovaro Biosciences Inc., 2080 Century Park East, Suite 906, Los Angeles, CA 90067, Attention: Investor Relations.

Participants in the Solicitation

Renovaro and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Renovaro in connection with the proposed Transaction. Information about Renovaro’s directors and executive officers is set forth in Renovaro’s annual report on Form 10-K/A filed with the SEC on October 30, 2023. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the Transaction, by security holdings or otherwise, was also included in the Proxy Statement and other relevant materials filed or to be filed with the SEC. You may obtain free copies of these documents as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Renovaro expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed Transaction, the expected closing of the proposed Transaction and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance. Information adjusted for the proposed Transaction should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the risk that cost savings, synergies and growth from the proposed Transaction may not be fully realized or may take longer to realize than expected; the possibility that shareholders of Renovaro may not approve the issuance of new shares of Renovaro common stock in the proposed Transaction; the risk that a condition to closing of the proposed Transaction may not be satisfied, that either party may terminate the Purchase Agreement or that the closing of the proposed Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed Transaction; the occurrence of any other event, change or other circumstances that could give rise to the termination of the Purchase Agreement relating to the proposed Transaction; the risk that changes in Renovaro’s capital structure and governance could have adverse effects on the market value of its securities and its ability to access the capital markets; the ability of Renovaro to retain its Nasdaq listing; the ability of GEDi Cube to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on GEDi Cube’s operating results and business generally; the risk the proposed Transaction could distract management from ongoing business operations or cause Renovaro and/or GEDi Cube to incur substantial costs; the risk that GEDi Cube may be unable to reduce expenses; the impact of the COVID-19 pandemic, any related economic downturn; the risk of changes in regulations effecting the healthcare industry; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Renovaro’s control, including those detailed in Renovaro’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on Renovaro’s website at www.renovarobio.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that Renovaro believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Renovaro undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.